UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2025

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

929 Long Bridge Drive, Arlington, VA	22202
(Address of principal executive offices)	(Zip Code)

(703) 465-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Series A Mandatory Convertible Preferred Stock, $1.00 Par Value	BA-PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2025, the Board of Directors of The Boeing Company (the “Company”) elected Bradley D. Tilden, former Chairman, President and Chief Executive Officer of Alaska Air Group, Inc., as a director effective December 3, 2025. Mr. Tilden will serve on the Aerospace Safety Committee and the Finance Committee. Mr. Tilden will participate in the Company’s nonemployee director compensation program, which is described beginning on page 39 of the Company’s proxy statement for its 2025 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 7, 2025.

There are no arrangements or understandings between Mr. Tilden and any other person pursuant to which Mr. Tilden was selected as a director. In addition, there are no related person transactions between Mr. Tilden and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release related to Mr. Tilden’s election is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by The Boeing Company on December 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ John C. Demers
John C. Demers
Corporate Secretary, Vice President & Assistant General Counsel

Dated: December 3, 2025